UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 16, 2005

            Lehman ABS Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-116432	13-3447441
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue, 7th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 526-7000

                                                  None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.1

In connection with the offering of the Lehman ABS Corporation Home Equity Loan Trust, Series 2005-1, Lehman Brothers Inc. as underwriter of the Certificates (the “Underwriter”) has prepared certain materials (the “Collateral Term Sheet”), for distribution to potential investors.  Although Lehman ABS Corporation provided the Underwriter with certain information regarding the characteristics of the HELOCs in the related portfolio, it did not participate in the preparation of the Collateral Term Sheet filed hereby.

For purposes of this Form 8-K, “Collateral Term Sheet” shall mean certain descriptive information about the home equity line of credit underlying the offering of Lehman ABS Corporation Home Equity Loan Trust, Series 2005-1 including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the Mortgage Pool.  The Collateral Term Sheets will be filed hereby as Exhibit 99.1.

1.  Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN ABS CORPORATION

By:

  /s/ Daniel E. Israeli

Name: Daniel E. Israeli

Title:   Vice President

Dated: February 16, 2005

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

      6

Exhibit 99.1     Computational Materials